UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2016
G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 912-5500
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2016, G&K Services, Inc. (the “Company”), as initial servicer, and G&K Receivables Corp., a subsidiary of the Company, as borrower (the “Borrower”), entered into Amendment No. 4 (“Amendment No. 4”) to the Second Amended and Restated Loan Agreement, including the Tenth Amended and Restated Fee Letter executed in connection therewith (as amended, the “Loan Agreement”), with SunTrust Bank, as lender (the “Lender”) and as LC Issuer, and SunTrust Robinson Humphrey, Inc., as agent and administrator (“Administrator”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Loan Agreement.

The principal purposes of Amendment No. 4 were to:

•	Extend the Scheduled Commitment Termination Date to September 26, 2017

•
Conform the definition of "Change of Control" to the definition in the Company's principal Credit Agreement dated as of April 15, 2015 among the Company, G&K Services Canada Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association as administrative agent, Bank of America, N.A and JPMorgan Chase Bank, N.A., as co-syndication agents and SunTrust Bank and PNC Bank, National Association, as co-documentation agents.

In addition, the Extension Fee was amended to equal the product of (i) 0.05% and (ii) the Facility Limit.

This summary is qualified in its entirety by references to the terms of Amendment No. 4 attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.

10.1  Amendment No. 4 dated as of September 27, 2016 to Second Amended and Restated Loan Agreement dated as of September 29, 2010 among G&K Services, Inc., as initial servicer, G&K Receivables Corp., as borrower, SunTrust Bank, as lender and LC issuer, and SunTrust Robinson Humphrey, Inc., as agent administrator

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC.
(Registrant)

Date:	September 27, 2016	By:	/s/ Jeffrey L. Cotter
		Name:	Jeffrey L. Cotter
		Title:	Vice President, General Counsel and Corporate Secretary